Exhibit 99.1

OneStream Enters into Definitive Agreement to be Acquired by Hg for $6.4 Billion

Hg to Become Majority Shareholder, with Minority Investments from General Atlantic and Tidemark

Shareholders to Receive $24.00 Per Share in Cash

Transaction Represents a 31% Premium Over Closing Share Price on January 5, 2026

Partnership to Accelerate OneStream’s AI Innovation and Scale for Office of the CFO

BIRMINGHAM, Mich., January 6, 2026 /PRNewswire/ – OneStream, Inc. (Nasdaq: OS) (“OneStream” or the “Company”), the leading enterprise Finance management platform that modernizes the Office of the CFO by unifying core Finance and operational functions – including financial close, consolidation, reporting, planning and forecasting – today announced that it has entered into a definitive agreement to be acquired by Hg, a leading investor in software, services and data businesses. The all-cash transaction values OneStream at approximately $6.4 billion in equity value. Hg will be OneStream’s majority voting shareholder. General Atlantic, a leading global investor, will also be a significant minority investor alongside Tidemark, a leading technology investment firm.

Under the terms of the agreement, OneStream shareholders will receive $24.00 per share in cash. The per-share purchase price represents a 31% premium to OneStream’s closing share price on January 5, 2026 and a 27% premium to its volume-weighted average share price over the 30-trading day period ending the same date. An entity controlled by Hg will acquire all outstanding shares, including those shares owned by investment funds managed by KKR, a leading global investment firm, which took OneStream public in 2024. The transaction is expected to close in the first half of 2026. Upon completion of the transaction, OneStream will become a privately held company. Hg will invest in OneStream from its Saturn Fund.

“Today marks a pivotal moment for OneStream and our vision to be the operating system for modern Finance,” said Tom Shea, CEO of OneStream. “The Office of the CFO is at a critical AI inflection point, and we believe OneStream is well positioned for this shift. As we build on our strong foundation of growth, we are thrilled to partner with the teams at Hg, General Atlantic and Tidemark. Through this partnership, we are able to significantly advance our AI-first go-to-market strategy and expand our Finance AI capabilities at a rapid pace. This transaction delivers immediate value to our shareholders and is a vote of confidence in our strategy, our talented employees and our partner ecosystem. We look forward to having the ability to move faster, think bigger and deliver more for our forward-thinking Finance customers.”

“With over $4.5 billion invested in providers that serve the Office of the CFO to date, we understand the tremendous opportunity for OneStream, as technology and industry trends continue to place increasing demands on Finance teams,” said Alan Cline, Partner and Head of North America at Hg. “To meet this need, OneStream’s powerful AI differentiation, strong global customer base and clear vision for the future of modern Finance make it a leading enterprise provider in this space and exceptionally well positioned for the future.”

“We’re excited to support Tom and the OneStream team,” added Joe Jefferies, Partner at Hg. “We will seek to preserve the strong customer focus and entrepreneurial culture that have been central to their success, while bringing Hg’s deep expertise in scaling software businesses. This includes support from our AI team of over 100 specialists and supporting partnerships, as well as Hg Catalyst, our dedicated AI incubator designed to accelerate AI product innovation across Hg’s portfolio.”

“OneStream is reimagining enterprise Finance with an AI-focused, multi-product platform that provides immense value to the Office of the CFO,” added Jimmy Miele, Managing Director at General Atlantic. “We look forward to accelerating OneStream’s growth and innovation alongside Hg and Tidemark.”

“We are incredibly proud of what the OneStream team has been able to achieve over the course of our strategic partnership and the role that it has been able to establish as a trusted partner to global enterprises,” said Dave Welsh, Partner at KKR and Head of TMT Growth Equity. “With a category-leading platform and clear vision for the future, we see strong momentum for its next chapter with Hg, Tidemark and General Atlantic.”

Transaction Details

The transaction, which has been unanimously approved by OneStream’s Board of Directors, is expected to close in the first half of 2026, subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions. KKR, in its capacity as the holder of a majority of OneStream’s voting power, has approved the transaction. No further approval of OneStream’s stockholders is required or will be sought.

Upon completion of the transaction, OneStream’s Class A common stock will no longer be listed or traded on any public stock exchange.

Mr. Shea will continue to serve as CEO, and the current leadership team will remain in place. OneStream will maintain its headquarters in Birmingham, Michigan.

Fourth Quarter and Fiscal Year 2025 Earnings Results

The Company plans to release its fourth quarter and fiscal year 2025 results in February 2026. In light of the pending transaction announced today, the Company does not expect to hold a corresponding conference call.

Advisors

J.P. Morgan Securities LLC is acting as financial advisor and provided a fairness opinion to OneStream, and Centerview Partners LLC provided a fairness opinion. Wilson Sonsini Goodrich & Rosati, Professional Corporation, is serving as legal advisor, and FGS Global is serving as strategic communications advisor to OneStream. Goldman Sachs & Co. LLC is serving as exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Hg. Jones Day is serving as legal advisor to KKR. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as financing counsel to Hg. Deloitte & Touche LLP is providing financial & tax diligence, Bain & Company is providing commercial & technological diligence and Cruxy & Company is providing product strategy diligence, to Hg.

About OneStream

OneStream is how today’s Finance teams can go beyond just reporting on the past and Take Finance Further by steering the business to the future. It’s the leading enterprise Finance platform that unifies financial and operational data, embeds AI for better decisions and productivity and empowers the CFO to become a critical driver of business strategy and execution.

We deliver a comprehensive cloud-based platform to modernize the Office of the CFO. Our Digital Finance Cloud unifies core financial and broader operational data and processes and embeds AI for better planning and forecasting, with an extensible architecture, so customers can adopt and develop new solutions, achieving greater value as their business needs evolve.

With over 1,700 customers, including 18% of the Fortune 500, a strong ecosystem of go-to-market, implementation, and development partners and 1,600 employees, our vision is to be the operating system for modern Finance. To learn more, visit onestream.com.

About Hg

Hg is the leading investor in European and transatlantic software and services businesses. Hg helps to build sector-leading enterprises that supply critical software applications or workflow services to deliver intelligent automation for their customers. Hg takes an active approach to value creation, combining deep end-market knowledge with world class operational resources to provide compelling support to entrepreneurial leaders looking to scale enduring businesses. With a vast European network and strong presence across North America, Hg has approximately $100 billion in assets under management and more than 400 employees. Hg’s portfolio spans more than 55 companies worth over $185 billion in aggregate enterprise value, employing more than 130,000 people and consistently growing revenues at more than 20% annually.

About General Atlantic

General Atlantic is a leading global investor with more than four and a half decades of experience providing capital and strategic support for over 830 companies throughout its history. Established in 1980, General Atlantic continues to be a dedicated partner to visionary founders and investors seeking to build dynamic businesses and create long-term value. The firm leverages its patient capital, operational expertise, and global platform to support a diversified investment platform spanning Growth Equity, Credit, Climate, and Sustainable Infrastructure strategies. General Atlantic manages approximately $118 billion in assets under management, inclusive of all strategies, as of September 30, 2025, with more than 900 professionals in 20 countries across five regions. For more information on General Atlantic, please visit: www.generalatlantic.com.

About Tidemark

Tidemark is a growth equity firm purpose-built to help companies win and scale. Tidemark is powered by a community of investors, entrepreneurs, and operators who are energized by ideas, a love of competition, and the drive to give back. We give 10% of our profits to our foundation, Tidemark10, to support the communities we serve. For more information, visit www.tidemarkcap.com

Contacts

OneStream

Investor Contact

Anne Leschin

VP, Investor Relations and Strategic Finance

OneStream

investors@onestreamsoftware.com

Media Contact

Victoria Borges

VP, Corporate Communications

OneStream

media@onestreamsoftware.com

Hg

Media Contact

Tom Eckersley

tom.eckersley@hgcapital.com

General Atlantic

Media Contact

Emily Japlon & Sara Widmann

media@generalatlantic.com

Forward-Looking Statements

Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication regarding OneStream that are forward-looking may include statements regarding: (i) the transaction; (ii) the expected timing of the closing of the transaction; (iii) considerations taken into account in approving and entering into the transaction; (iv) the anticipated benefits to, or impact of, the transaction on OneStream’s business; and (v) expectations for OneStream following the closing of the transaction. There can be no assurance that the transaction will be consummated.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the transaction are not satisfied, including the risk that required regulatory approvals to consummate the transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the transaction, including in circumstances requiring OneStream to pay a termination fee to Hg; (iii) possible disruption related to the transaction to OneStream’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by OneStream related to the transaction; (v) the risk that OneStream’s stock price may fluctuate during the pendency of the transaction and may decline if the transaction is not completed; (vi) the diversion of OneStream management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the transaction; (viii) potential litigation relating to the transaction; (ix) uncertainty as to timing of completion of the transaction and the ability of each party to consummate the transaction; and (x) other risks and uncertainties detailed in the periodic reports that OneStream filed with the Securities and Exchange Commission, including OneStream’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements in this communication are based on information available to OneStream as of the date of this communication, and, except as required by law, OneStream does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.